Exhibit 10.15

LEASE AGREEMENT

Date: November 8, 2005

Lessor:                 Beijing International Technological Cooperation Center Wang Jing Tower Company (“Party A”)

Lessee:                 Jinzhou Halla Electrical Equipment Co., Ltd. ("Party B")

Management:   Beijing Wangjing Zhucheng Real Property Management Company. (“Party C”)

1.  Based on the laws and regulations of People's Republic of China, the Parties enter into this Lease Agreement in order to specify the rights and obligations of the Lessor and the Lessee.

2.  Party A agrees to lease the properties and the facilities therein, located at 8085 and 8086 #8A to Party B for the usage of office space (the "Property"). The total area of the properties is 169 square meters. Any alteration to the building shall be approved by Party A before it is made.

3.  Lease Term

a.	The term of the lease is 24 months, commencing from November 15, 2005 and ending on November 14, 2007.

b.
Extension of the term shall be requested no later than 45 days before the expiration of the lease and shall be approved by all the parties to this agreement. The extension agreement shall be executed at least 15 days before the expiration of the lease.

4.  Rental Payment

a.	The rental payment is RMB17,000 per month. The management fee collected by Party C shall be determined in separated agreements.

5.  Deposit

a.	Party A shall pay to Party B the sum of RMB51,000 as deposit within 3 days after the execution of the agreement.

b.
The deposit is solely for security purpose and shall not be deemed as any other payment of any kind and cannot be assigned or be used as a lien to secure debts owed by Party B to any third parties during the lease term.

c.
Party A can use the deposit to cover damages caused by breaches of this agreement on the part of Party B. Party A shall return the deposit, not including interests accrued, to Party B only after Party B has fulfilled all of Party B’s obligations hereunder.

d.
When Party A uses part or full amount of the deposit for the use set forth in 5c, Party B shall make payment of the equal amount to Party A for deposit purpose, within 3 days after Party A delivers written notice to Party B.

6.  Other Fees

a.	The following fee shall be paid by Party B to Party C, based on the usage of utilities.

Water: Cold water: RMB5.6/ton; Warm water: RMB 9.5/ton

Electricity: RMB 0.95/unit

Other fees agreed by the parties.

7.  Deposit Payment Arrangement

a.	Party B shall pay the deposit 5 days before the commencement of the lease in cash or through wire transfer.

b.	If Party B defaults in payment when due, Party B shall pay a late fee in the amount of 5% of the defaulted payment each day, not exceeding 30 days.

8.  Party A may adjust the amount of payment based on changes of governmental regulations regardingutilities fees.

9.  Necessary Documentation

10.  Alteration or Decoration of the Property

a.	Any alteration to the Property shall be approved by Party A 15 days before it is made.

b.	Any alteration to the Property made by Party B is at its own cost.

c.	The Property need not be restored to its original state at the expiration of the lease term.

11.  Repairs

a.	Party A is responsible for maintaining the Property in a safe condition. Any damage to the Property caused by Party B’s misuse or negligence shall be borne by Party B.

b.	Party A shall be responsible for reasonable wear and tear arising from the use thereof under this lease.

12.  Public Area: public area includes hallway, restroom, elevator, entrance door, hall and other area shared by public.

13.  Right of Entry: Party A, Party C and relevant government officials can enter into the Property if it is for the purpose of security, fire and other necessary situations.

14.  Remedies for Breaches of the Agreement

a.	If Party A and Party C fail to deliver the Property to Party B at the commencement of the lease, Party A shall pay 0.05% of the total rental price to Party B each day when such delay continues.

b.	Party A is responsible for any damages, loss or injury caused by its failure to maintain the Property pursuant to this agreement.

c.	Except as set forth in 15a, in the case of early termination of the lease by Party A, Party A shall pay to Party B the sum equal to the sum of security deposit.

d.	In the event Party B fails to make a payment when due, Party B shall on a daily basis, pay to Party C in the amount of 5% of the defaulted payment.

e.
If Party B fails to restore the Property to its original state after it makes alterations to the Property without Party A’s written consent, Party B is responsible for any loss and damages borne by other parties, and is subject to a late charge at the amount of two month’s rent.

f.	If Party B terminates the lease before its expiration, the deposit will not be refunded.

15.  Force majeure: this agreement will be terminated automatically if caused by forces beyond the control of the parties.

16.  Termination of the agreement

a.	Except as set for in 15a, any party cannot modify or terminate the agreement without other parties’ written consent.

b.	Any event of default on the part of Party B for longer than 30 days may result in termination of the lease by Party A or Party C.

Beijing International Technological Cooperation Center Wangjing Tower Company

Seal

Jinzhou Halla Electrical Equipment Co., Ltd

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Beijing Wangjing Zhucheng Real Property Management Co., Ltd.

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